                                   EXHIBIT 10
                             STOCK PLEDGE AGREEMENT

         THIS STOCK PLEDGE AGREEMENT is made and entered into as of December 1, 1999, by and between WILLIAM M. RYCHEL ("Rychel") and TEKGRAF, INC. ("Tekgraf").

         Rychel has borrowed $1,775,000 (the "Loan") from Tekgraf to enable Rychel to purchase shares of Tekgraf's Class A Common Stock, $.001 par value (the "Class A Stock") and Class B Common Stock, $.001 par value (the "Class B Stock") from other Tekgraf shareholders, such shares having been identified as the "Purchased Shares" on Exhibit A hereto. The Loan has been made under the terms of a Loan Agreement of even date herewith between Rychel and Tekgraf (the "Loan Agreement"), and Rychel has delivered a Promissory Note of even date herewith to Tekgraf in the principal amount of the Loan (together with all extensions, renewals, amendments and modifications thereof, the "Note"). To secure the payment of all Obligations (as hereinafter defined), Rychel has agreed to pledge to Tekgraf, and to grant Tekgraf a security interest in, certain shares of the Class A Stock and Class B Stock, and to grant Tekgraf a security interest in Rychel's rights to purchase additional shares of Class B Stock from certain of Tekgraf's shareholders.

         Therefore, in consideration of the premises and the agreements and covenants contained herein, the parties hereto agree as follows.

1.       Security Interest.

         (a) As security for payment of all liabilities and obligations of Rychel to Tekgraf of every kind and description, whether now existing or hereafter arising, fixed or contingent, due or to become due, under the Loan Agreement or the Note (the "Obligations"), Rychel hereby pledges, and grants a continuing security interest in and security title to, the shares of Class A Stock and Class B Stock identified as the "Pledged Shares" on Exhibit A hereto. Such shares, together with all dividends, income, cash, options, warrants, rights, instruments and other property, interests or proceeds from time to time in effect, received, receivable or otherwise distributed in respect of, or in exchange, replacement, renewal or substitution for, any or all of such shares, are referred to herein as the "Pledged Shares".

         (b) Concurrently herewith, and except as noted in subsection 1(c) below, Rychel has delivered to Tekgraf a certificate or certificates representing the Pledged Shares and stock powers in the form attached hereto as Exhibit B endorsed in blank. Beneficial ownership of the Pledged Shares, including, without limitation, all voting, consensual and dividend rights, shall remain in Rychel until the occurrence of a Default under Section 6 hereof. At Tekgraf's option, the certificates representing the Pledged Shares shall bear the following legend: "THESE SHARES ARE SUBJECT TO A STOCK PLEDGE AGREEMENT DATED DECEMBER 1, 1999."


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         (c)  The shares of Class B Stock identified as the "Delayed Shares" on
              Exhibit A hereto have been previously pledged under Pledge, Security and Escrow Agreements dated June 2, 1997 between Tekgraf and the holders of those shares. Rychel has the right to acquire the Delayed Shares if they are released from escrow (the "Purchase Rights"). It is Rychel's intention hereunder to grant a security interest to Tekgraf in all of his right, title and interest in all Delayed Shares he acquires under the Purchase Rights. As to all Delayed Shares so acquired, the certificates therefor shall be delivered to Tekgraf, together with properly executed stock transfer powers, to be held as Pledged Shares under the terms of this Agreement as if they had been delivered to Tekgraf under subsection 1(b) above.

2. Warranty. Rychel hereby represents and warrants to Tekgraf that Rychel owns the Pledged Shares free and clear of all liens, claims and encumbrances, except for the security interest created hereby and except as noted in subsection 1(c) above.

3. Covenants. Rychel shall not transfer, assign or otherwise dispose of its beneficial interest in any of the Pledged Shares without the prior written consent of Tekgraf, except as provided in Section 4 below, and shall not transfer or assign any of his Purchase Rights. For so long as Rychel shall have the right to vote the Pledged Shares, Rychel covenants and agrees that it will not, without the prior written consent of Tekgraf, vote or take any consensual action with respect to the Pledged Shares which would constitute a default under this Agreement.

4. Permitted Sale of Pledged Shares. Upon at least five (5) days advance written request of Rychel, Tekgraf agrees to permit the Pledged Shares (or a portion thereof) to be sold provided that:

         (a) no Pledged Shares may be sold for less than $2.50 per Pledged Share without the prior consent of Tekgraf (such amount to be appropriately adjusted in the event of any future stock split, stock combination, stock dividend, or similar event);

         (b) the proceeds of such sale shall be tendered directly and immediately to Tekgraf, and such proceeds shall be applied to outstanding interest and principal under the Note; and

         (c) Rychel shall execute and deliver, or cause to be executed and delivered, any and all documents and agreements required by Tekgraf in connection with such sale, including the agreement of the selling agent, if any, to deliver all proceeds from the sale(s) permitted hereunder directly and immediately to Tekgraf.

         Notwithstanding any language herein to the contrary, Rychel shall remain liable to Tekgraf for any and all amounts owed under the Note should the proceeds delivered to Tekgraf from the sale of the Pledged Shares be insufficient to pay the Note in full; and nothing herein is intended to release Rychel from the requirements of federal and state securities laws applicable to such sales.


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5.       Tekgraf's Duty of Care. Tekgraf shall have no duty with respect to any of the Pledged Shares other than the duty to use reasonable care in the safe custody of the Pledged Shares in its possession. Without limiting the generality of the foregoing, Tekgraf shall be under no obligation to take any steps necessary to preserve the value of any of the Pledged Shares or to preserve rights in the Pledged Shares against any other parties, but may do so at its option; and all expenses incurred in connection therewith shall be for the sole account of Rychel and shall be included in the Obligations secured hereby.

6. Default. Upon the occurrence of a default under the Loan Agreement or the Note, or if Rychel shall fail to perform or observe any provision of this Agreement or any other document or instrument which evidences or secures any of the Obligations (any of such occurrences being hereinafter referred to as a "Default"), Tekgraf shall be entitled (but not obligated) to exercise the following rights, which Rychel hereby agrees are commercially reasonable:

         (a) to receive all amounts payable in respect of the Pledged Shares otherwise payable to Rychel, and to exercise all of the rights, powers and remedies of Rychel with respect to such payments;

         (b) to transfer all or any part of the Pledged Shares into Tekgraf's name or the name of its nominee or nominees;

         (c) to vote all or any part of the Pledged Shares (whether or not transferred into the name of Tekgraf) and give all consents, waivers and ratifications in respect of the Pledged Shares and otherwise act with respect thereto as though it were the outright owner thereof;

         (d) at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Pledged Shares in one or more blocks, or any interest therein, at any public or private sale at any exchange or elsewhere, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof (all of which are hereby expressly and irrevocably waived by Rychel to the fullest extent permitted by law), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as Tekgraf in its sole discretion may determine; Rychel agrees that to the extent that notice of sale shall be required by law that at least five (5) business days' notice to Rychel of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification; Tekgraf shall not be obligated to make any sale of the Pledged Shares regardless of notice of sale having been given; Tekgraf may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and any such sale may, without further notice, be made at the time and place to which it was so adjourned; Rychel hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Pledged Shares, whether before or after sale hereunder, and all rights, if any, of marshaling the Pledged Shares; at any such sale, unless prohibited by applicable law, Tekgraf may bid for and purchase all or any part of the Pledged Shares so sold free from any

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             such right or equity of redemption; and Tekgraf shall not be liable for failure to collect or realize upon any or all of the Pledged Shares or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto;

         (e) Accelerate and call due the unpaid balances of any or all of the Obligations;

         (f) Foreclose or enforce all or any security interests, mortgage interests, liens, assignments, or pledges created by this Agreement, the Loan Agreement, the Note, or any other document, instrument or agreement which evidences or secures any Obligations (collectively, the "Obligation Agreements");

         (g) file suit against Rychel on any Obligation Agreement;

         (h) seek specific performance or injunctive relief to enforce performance of the undertakings, duties, and agreements provided in any Obligation Agreement whether or not a remedy at law exists or is adequate; and

         (i) generally, to take all such other action as Tekgraf in his sole discretion may determine as incidental or conducive to any of the matters or powers mentioned in the foregoing provisions of this Section and which Tekgraf may or can do lawfully and to use the name of Rychel for the purposes aforesaid and in any proceedings arising therefrom.

7. Application of Proceeds. The proceeds of the public or private sale or other disposition under Section 6 above shall be applied first to the costs incurred in connection with the sale, including, without limitation, attorneys' fees actually incurred, then to any unpaid interest which may have accrued on any Obligations secured hereby, and then to any unpaid principal on any Obligations secured hereby; and any remaining proceeds shall be paid over to Rychel or others as provided by law.

8. Additional Rights of Tekgraf. In addition to its rights and privileges under this Agreement, Tekgraf shall have all the rights, powers and privileges of a secured party under the Georgia Uniform Commercial Code and other applicable law. The rights and remedies provided in the Obligation Agreements or otherwise under applicable law shall be cumulative, and the exercise of any particular right or remedy shall not preclude the exercise of any other rights or remedies in addition to, or as an alternative of, such right or remedy.


9.       Return of Pledged Shares to Rychel.

         (a) The Pledged Shares identified as the "Current Rychel Shares" on Exhibit A hereto shall be released from the terms of this Agreement, and the certificates representing these Pledged Shares shall be returned to Rychel if either (i) $887,500 of the principal amount of the Loan

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             (50%), together with all interest accrued thereon, has been repaid, or (ii) the average market price of a share of Class A Stock (last sale price or average of last bid and asked, as the case may be) has been not less than $2.50 for ten consecutive trading days during the 30 days ending immediately before the date requested by Rychel for the release of these Pledged Shares (such target price to be appropriately adjusted in the event of any future stock split, stock combination, stock dividend, or similar event).

         (b) Upon payment in full of all principal and interest on the Note and all other sums due in respect of all other Obligations, this Agreement shall terminate and Tekgraf shall return to Rychel all of the Pledged Shares then held by Tekgraf under the terms of this Agreement.

10. Tekgraf Appointed Attorney-In-Fact. Rychel hereby constitutes and appoints Tekgraf, with full power of substitution, Rychel's attorney-in-fact and grants Tekgraf an IRREVOCABLE PROXY for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which Tekgraf may deem necessary or advisable to accomplish the purposes hereof, including but not limited to voting the Pledged Shares in any manner Tekgraf deems advisable, which appointment is coupled with an interest and is irrevocable.

11. Indemnification. Rychel agrees to indemnify and save Tekgraf harmless from and against any liability or damage which Tekgraf may incur, in good faith and without negligence, in the exercise or performance of any of Tekgraf's powers and duties specifically set forth herein.

12. Waivers. RYCHEL HEREBY WAIVES: NOTICE OF ACCEPTANCE OF THIS AGREEMENT, PRESENTMENT AND DEMAND FOR PAYMENT OF ANY OF THE OBLIGATIONS; PROTEST AND NOTICE OF DISHONOR OR DEFAULT WITH RESPECT TO ANY OF THE OBLIGATIONS; AND ALL OTHER NOTICES TO WHICH RYCHEL MIGHT OTHERWISE BE ENTITLED EXCEPT AS HEREIN OTHERWISE EXPRESSLY PROVIDED.

13.      Miscellaneous.

         (a) Entire Agreement. This Agreement and the instruments, agreements, and other documents contemplated hereby supersede all prior discussions, understandings, and agreements between and among the parties with respect to the matters contained herein, and this Agreement and the instruments, agreements, and other documents contemplated hereby contain the sole and entire agreement between the parties hereto with respect to the matters contemplated herein.

         (b) Amendments. This Agreement may not be amended or supplemented except in writing by the parties hereto.

         (c) Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.


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     (d)  Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

     (e) Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective principals, heirs, legal representatives, assigns and successors.

     (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the United States of America and the State of Georgia. Tekgraf and Rychel irrevocably consent to the exclusive jurisdiction and venue of the courts of any county in the State of Georgia and the United States District Court for the Northern District of Georgia, in any judicial proceeding brought to enforce this Agreement. The parties agree that any forum other than the State of Georgia is an inconvenient forum and that a lawsuit (or non-compulsory counterclaim) brought by one party against another party in a court of any jurisdiction other than the State of Georgia should be forthwith dismissed or transferred to a court located in the State of Georgia.

     (g) Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been validly served, given or delivered (i) five (5) days after deposit in the United States mail, prepaid, by certified mail, with return receipt requested; (ii) when delivered personally; (iii) one (1) day after delivery to a nationally-recognized overnight courier; or (iv) when transmitted by fax with telephone confirmation of receipt if a copy is concurrently transmitted by U.S. mail or overnight courier as stated above; in all cases, if applicable, with delivery prepaid and addressed to the party to be notified to the address set forth beneath such party's signature below, or to such other address and fax number of which a party has given notice to the other party as provided in this subsection.

     (h) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, but such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

         The parties hereto have executed the Agreement as of the day and year first written above.

                                            TEKGRAF, INC.


/s/ William M. Rychel                       By:     /s/ W. Jeffrey Camp
-----------------------------               -----------------------------------
William M. Rychel                           645 Hembree Parkway, Suite J
980 Corporate Woods Parkway                 Roswell, GA 30076
Vernon Hills, IL  60061                     Fax:  (770) 442-6072
Fax:  (954) 697-4329
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


                                                                       EXHIBIT A

PURCHASED SHARES


                             Certificate            Shares of             Shares of
Seller                          Number            Class A Stock         Class B Stock
Martyn L. Cooper                T0095                31,955
                                ------               10,000
                                TB0035                                      152,900
                                TB0098                                       23,645
                                TB0101                                       12,500

J. Thomas Woolsey               T0094                60,445
                                ------               15,000
                                TB0032                                      105,733
                                TB0102                                      251,155


A. Lowell Nerenberg             TB0047                                       26,950
                                TB0048                                        9,800

Beverly Nerenberg               TB0051                                       90,383
                                -------               3,767

Rosa Sabato                     TB0055                                        9,350
                                TB0056                                        3,400


CURRENT RYCHEL SHARES


Certificate Number              Shares of Class A Stock          Shares of Class B Stock
T0093                                    81,767
T0051                                    18,108
TB0040                                                                     81,800
TB0094                                                                    100,892
[Shares in Escrow]                                                        102,250


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

The Purchased Shares and the Current Rychel Shares together constitute the "Pledged Shares."

DELAYED SHARES


                                Certificate            Shares of
                                  Number             Class B Stock
Martyn L. Cooper                                          55,600
                                ------------
J. Thomas Woolsey                                        105,733
                                ------------


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


                                                                       EXHIBIT B

                     IRREVOCABLE STOCK POWER AND ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned does hereby bargain, sell, assign and transfer unto TEKGRAF, INC. ("Tekgraf") the shares of the Class A Common Stock, $.001 par value and the shares of the Class B Common Stock, $.001 par value standing in his name on the books of Tekgraf and represented by the following Certificates representing the following number of shares, and does hereby irrevocably constitute and appoint Tekgraf and its successors and assigns as his true and lawful attorney, for him and in his name and stead, to transfer said shares on the books of Tekgraf with full power of substitution in the premises. This power of attorney is coupled with an interest and shall be irrevocable.



                                         Number of Shares of                    Number of Shares of
Certificate Number                       Class A Common Stock                   Class B Common Stock









Date:                           [EXHIBIT B - DO NOT SIGN]
       ------------------------
                                   William M. Rychel



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